Exhibit 99.1
Innuity, Inc. Reports Third Quarter 2007 Financial Results
The Company Posts Second Consecutive Quarter of Positive Adjusted EBITDA
REDMOND, Wash. (November 14, 2007) – Innuity, Inc. (INNU.OB, http://www.innuity.com), a Software as a Service (SaaS) company that designs, acquires, and integrates applications to deliver affordable solutions to small business, reported its financial results for the third quarter of 2007.
The company’s net loss for the third quarter of 2007 was $925,000, or $0.04 per share, compared with a net loss of $1.7 million, or $0.08 per share, for the third quarter of 2006. The significant improvement to net loss resulted from the tightening of operating costs, the elimination of royalty payments, and the improvement of margins. Consolidated revenues for the third quarter of 2007 decreased to $5.2 million from $5.4 million reported during the same quarter of 2006. Revenue for the nine months ended September 30, 2007 was $16.0 million and remained constant with the $16.0 million of revenue for the same period in 2006. The net loss for the nine months ended September 30, 2007 was $3.0 million, or $0.14 per share, compared with $6.7 million, or $0.35 per share, for the same period in 2006. The Company’s Adjusted EBITDA was $268,000 for the three months ended September 30, 2007, and represented the second consecutive quarter of positive Adjusted EBITDA for the Company.
“Delivering positive cash flow from operations has continued to be our focus, and we are pleased with our performance during the period,” said John Wall, Innuity Chairman and CEO. “Our improved financial performance will allow us to expand our focus on integrating our sales efforts across our divisions to better acquire and service our small business customers.”
About Innuity
Headquartered in Redmond, WA, Innuity is a Software as a Service (SaaS) company that designs, acquires, and integrates applications to deliver solutions for small business. Innuity’s Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners and vendors and efficiently manage their businesses. Innuity delivers its on-demand applications through its Internet technology platform, Innuity Velocity™. The Velocity technology platform enables use-based pricing, provides the opportunity to choose applications individually or as an integrated suite and facilitates minimum start-up costs and maintenance. For more information on Innuity, go to www.innuity.com.
Forward-Looking Statements
This release contains information about management’s view of Innuity’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to, risks and uncertainties associated with our ability to develop or offer additional internet technology applications and solutions in a timely and cost-effective manner. If we are unable to develop, license, acquire or otherwise offer through arrangements with third parties the additional services that our customers desire, or if any of our existing or future relationships with these third parties were to be terminated, we could lose our ability to provide key internet technology solutions at cost-effective prices to our customers, which could hinder our ability to introduce new products and services and could cause our revenues to decline. In addition, we have incurred losses since our inception, and we may not achieve or maintain profitability. We will need additional funding to support our operations and capital expenditures, which may not be available in amounts or terms acceptable to us. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate implementation of material parts of our business strategy. Additional risks and uncertainties include our financial condition and those other risk factors described in our quarterly reports on Form 10-QSB, our annual report on Form 10-KSB, and other documents we file periodically with the Securities and Exchange Commission.

Non-GAAP Financial Information
To supplement Innuity’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Innuity uses Adjusted EBITDA which is a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by reducing net losses computed in accordance with GAAP for interest expense, income taxes, depreciation, amortization and share-based payments. This measure, among other things, is one of the primary metrics by which Innuity evaluates the performance of its business and believes this measure is useful to investors because it represents meaningful supplemental information regarding liquidity and Innuity’s ability to fund operations and its financing obligations.
Innuity’s management believes that investors should have access to, and Innuity is obligated to provide, the same set of tools that management uses in analyzing the company’s results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Non-GAAP terms, as defined by Innuity, may not be comparable to similarly titled measures used by other companies. A reconciliation of Innuity’s GAAP net losses to Adjusted EBITDA for the three months ended March 31, 2007, June 30, 2007, and September 30, 2007, as well as for the nine months ended September 30, 2007, is included with the financial statement tables.
IR contact:
Jordan Silverstein
Christine Berni
The Investor Relations Group
212-825-3120 (office)
jsilverstein@investorrelationsgroup.com
Company contact:
Linden N Barney
CFO
801-705-5163
lindenb@innuity.com

INNUITY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September	December
	30,	31,
	2007	2006

ASSETS

Current Assets
Cash and cash equivalents	$409,489	$307,483
Settlement deposits	567,039	467,078
Settlement receivable, net	165,165	173,098
Trade accounts receivable, net	972,748	1,318,773
Inventories, net	506,979	486,736
Other current assets	200,317	184,891

Total Current Assets	2,821,737	2,938,059

Property and equipment, net	626,429	901,318
Intangible assets, net	918,820	1,670,582
Goodwill	1,833,220	1,833,220

Total Assets	$6,200,206	$7,343,179

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Trade accounts payable	$3,137,024	$2,587,227
Accrued salaries and wages	485,214	612,745
Merchant settlement payable	648,115	453,596
Accrued liabilities	1,102,536	1,229,872
Deferred revenues	2,863,485	2,543,397

Line of credit	50,000	699,365
Related party notes payable, current portion, net of discount	656,946	658,105

Long-term debt, current portion, net of discount	1,826,887	1,294,529

Capital lease obligations, current portion	146,258	142,972

Total Current Liabilities	10,916,465	10,221,808

Long-Term Liabilities
Related party notes payable	—	330,832

Long-term debt	107,671	180,126

Capital lease obligations	80,644	190,024

Total Long-Term Liabilities	188,315	700,982

Total Liabilities	11,104,780	10,922,790

Commitments and Contingencies
Stockholders’ Deficit	(4,904,574)	(3,579,611)

Total Liabilities and Stockholders’ Deficit	$6,200,206	$7,343,179

INNUITY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Revenues
Product sales	$1,894,212	$2,111,811	$6,284,749	$6,368,229
Services	3,318,444	3,336,763	9,732,958	9,595,902

Total revenues	5,212,656	5,448,574	16,017,707	15,964,131

Operating expenses

Cost of product sales	1,262,833	1,618,566	4,651,051	4,833,039
Cost of services	1,731,322	1,808,884	5,317,881	5,366,951
General and administrative	870,540	1,463,318	3,289,012	4,930,355
Selling and marketing	1,149,340	1,172,029	3,564,934	4,061,682
Research and development	330,460	318,239	1,140,394	1,020,869
Royalty expense	—	415,749	—	1,247,246
Amortization expense	246,307	229,095	751,762	728,950

Loss from operations	(378,146)	(1,577,306)	(2,697,327)	(6,224,961)

Other income (expense)
Gain from settlement of debt	—	—	577,434	—
Other income	—	682	—	70,391
Interest expense	(547,095)	(91,706)	(876,706)	(499,574)

Total other income (expense)	(547,095)	(91,024)	(299,272)	(429,183)

Net loss before income taxes	(925,241)	(1,668,330)	(2,996,599)	(6,654,144)

Income tax benefit	—	—	—	—

Net loss	$(925,241)	$(1,668,330)	$(2,996,599)	$(6,654,144)

Basic and Diluted Loss Per Common Share	$(0.04)	$(0.08)	$(0.14)	$(0.35)

Basic and Diluted Weighted-Average

Common Shares Outstanding	22,131,454	20,062,534	21,827,473	19,262,108

Adjusted EBITDA:

	Three Months	Three Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
	31-Mar-07	30-Jun-07	30-Sep-07	30-Sep-07
GAAP Net Loss	$(1,554,705)	$(516,653)	$(925,241)	$(2,996,599)
Add back:
Interest expense	97,955	231,656	547,095	876,706
Income taxes	—	—	—	—
Depreciation	100,681	96,379	97,925	294,985
Amortization	250,587	254,868	246,307	751,762
Share-based payments	357,213	308,517	302,139	967,869

Adjusted EBITDA	$(748,269)	$374,767	$268,225	$(105,277)